EXHIBIT 99.1
PRESS RELEASE
CROSSTEX HOSTS 4TH ANNUAL ANALYST CONFERENCE APRIL 2
DALLAS—(BUSINESS WIRE)—March 24, 2008—Crosstex Energy, L.P. (NASDAQ: XTEX) (the Partnership) and Crosstex Energy, Inc. (NASDAQ: XTXI) (the Corporation) will hold their 4th annual analyst conference on Wednesday, April 2, from 8:00 a.m. — noon Central time in Dallas. The meeting will be broadcast live via conference call or Web cast for those unable to attend.
Crosstex’s executive management team, led by President and Chief Executive Officer Barry E. Davis, will provide an in-depth operational and financial update, including discussions concerning business accomplishments, industry trends and market opportunities. Executive Vice President and Chief Financial Officer William W. Davis will provide additional details about 2008 guidance.
The dial-in number for the call is 1-888-680-0894, and the passcode is Crosstex. Callers outside the United States should dial 1-617-213-4860, and the passcode is Crosstex. Investors are advised to dial in to the call at least 10 minutes prior to the call time to register. Participants may preregister for the call at https://www.theconferencingservice.com/prereg/key.process?key= P9J3LNTX9. (Due to its length, this URL may need to be copied/pasted into your Internet browser’s address field. Remove the extra space if one exists.) Preregistrants will be issued a pin number to use when dialing in to the live call, which will provide quick access to the conference by bypassing the operator upon connection. Interested parties also can access a live Web cast of the call on the Investors page of Crosstex’s Web site at www.crosstexenergy.com.
After the conference call, a replay can be accessed until May 2, 2008, by dialing 1-888-286-8010. International callers should dial 1-617-801-6888 for a replay. The passcode for all callers listening to the replay is 51031306. Interested parties also can visit the Investors page of Crosstex’s Web site to listen to a replay of the call.
About the Crosstex Energy Companies
Crosstex Energy, L.P., a midstream natural gas company headquartered in Dallas, operates over 5,000 miles of pipeline, 12 processing plants, four fractionators, and approximately 190 natural gas amine-treating plants and dew point control plants. Crosstex currently provides services for over 3.5 Bcf/day of natural gas, or approximately 7.0 percent of marketed U.S. daily production.
Crosstex Energy, Inc. owns the two percent general partner interest, a 38 percent limited partner interest, and the incentive distribution rights of Crosstex Energy, L.P.
Additional information about the Crosstex companies can be found at www.crosstexenergy.com.

CONTACT:	Crosstex Energy
Investor Contact
Crystal C. Bell, 214-721-9407
Investor Relations Specialist
Chris.Bell@CrosstexEnergy.com
or

Media Contact

Jill McMillan, 214-721-9271
Manager, Public & Industry Affairs
Jill.McMillan@CrosstexEnergy.com